UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

 (Address of principal executive offices, including zip code)

(702) 825-9872

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 21, 2025, Zura Bio Limited (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the shareholders of the Company voted on the following three proposals: (1) the election, by ordinary resolution, of the nine (9) directors listed below (the “Director Nominees”) to the Company’s Board of Directors (the “Board”) to hold office until the next annual general meeting of shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal (“Proposal 1”); (2) the ratification, by ordinary resolution, of the appointment by the Audit Committee of the Board of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”); and (3) the approval, by ordinary resolution, of the adjournment of the Annual Meeting by the chairman thereof to a later date, if necessary, for the purpose of soliciting additional proxies in favor of Proposals 1 and 2, in the event the Company does not receive the requisite shareholder votes to approve Proposals 1 and 2 (“Proposal 3”). Each of these proposals is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2025. The final results of the voting on each proposal are set forth below.

Proposal 1 - Election of Directors.

The Company’s shareholders elected the Director Nominees as directors of the Company, each to hold office until the next annual general meeting of shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal. The votes cast were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Dan Becker	32,757,554	36,056	10,495	11,838,916
Neil Graham	31,627,753	1,137,017	39,335	11,838,916
Jennifer Jarrett	31,553,052	1,207,643	43,410	11,838,916
Sandeep Kulkarni	32,513,293	275,744	15,068	11,838,916
Robert Lisicki	32,728,932	57,593	17,580	11,838,916
Amit Munshi	32,498,275	288,250	17,580	11,838,916
Arnout Ploos van Amstel	32,570,126	190,071	43,908	11,838,916
Steve Schoch	32,733,856	54,181	16,068	11,838,916
Someit Sidhu	32,669,051	116,474	18,580	11,838,916

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm.

The Company’s shareholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The votes cast were as follows:

For	Against	Abstain
44,576,844	36,032	30,145

Proposal 3 – Adjournment Proposal.

Proposal 3 was to approve an adjournment of the Annual Meeting by the chairman thereof to a later date, if necessary, for the purpose of soliciting additional proxies in favor of Proposals 1 and 2, in the event the Company did not receive the requisite shareholder votes to approve Proposals 1 and 2. As Proposals 1 and 2 were approved by the requisite number of votes, Proposal 3 was not put to a vote of the shareholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2025

ZURA BIO LIMITED

By:	/s/ Kim Davis
Kim Davis
Chief Operating Officer, Chief Legal Officer and Corporate Secretary